EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 3,402,250 shares of Tech Electro Industries, Inc. common stock issuable pursuant to the Company's stock option plans, of our report dated February 11, 2000, with respect to the consolidated financial statements of Tech Electro Industries, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.



                                                     KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
July 11, 2000






























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